UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

PLYMOUTH OPPORTUNITY REIT, INC.
(Name of Registrant as Specified In Its Charter)

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PLYMOUTH OPPORTUNITY REIT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2013

To Our Stockholders:

You are invited to attend our annual meeting of stockholders that will be held at Plymouth Opportunity REIT, Inc. Headquarters, Two Liberty Square, 10th Floor, Boston, Massachusetts 02109 on Monday, June 17, 2013 at 10:00 a.m., Eastern Daylight Time.  The purpose of the meeting is to vote on the following proposals.

Proposal 1:	To elect five directors to hold office for one year terms expiring at the 2014 annual meeting of stockholders or until their successors are elected and qualified.
Proposal 2:	To ratify the appointment of Braver PC as our independent registered public accounting firm for the fiscal year ending December 31, 2013.
Proposal 3:	To take action upon any other business as may properly come before the meeting, including approving any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the proposals.

Stockholders of record at the close of business on May 10, 2013 are entitled to notice of, and to vote at, the annual meeting.  This proxy statement, a proxy card and our 2012 annual report to stockholders is being mailed to you on or about May 17, 2013.  A copy of this proxy statement and our 2012 annual report to stockholders have been posted and made available for viewing online at http://www.plymouthreit.com/news. Paper copies will be provided without charge upon written request.

YOUR VOTE IS IMPORTANT.  The presence, in person or represented by proxy, of a majority of the shares of common stock entitled to vote at the annual meeting as of the record date is necessary to constitute a quorum at the annual meeting.  Accordingly, you are asked to vote and return your proxy, whether or not you plan to attend the annual meeting.

By Order of the Board of Directors,

Jeffrey E. Witherell

Chairman of the Board and

Chief Executive Officer

May 17, 2013

Boston, Massachusetts

Table of Contents	Page

INTRODUCTION	1
Who May Vote	1
How You May Vote	1
How You May Revoke Your Proxy	1
Quorum	2
Required Vote	2
Adjournments	2
Cost of Proxy Solicitation	2
PROPOSAL 1 - ELECTION OF DIRECTORS	3
General	3
Nomination of Directors	3
Nominees	4
BOARD OF DIRECTORS AND COMMITTEE MATTERS	5
Board of Directors	5
Board Leadership Structure; Board Role in Risk Oversight	6
Board Meetings and Committees	7
Audit Committee	7
Nominating and Corporate Governance Committee	7
General	7
Report of the Nominating and Corporate Governance Committee	8
Compensation Committee	12
Corporate Governance	12
Executive Officers and Directors	14
Compensation of Directors	15
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	15
Section 16(a) Beneficial Ownership Reporting Compliance	16
EXECUTIVE OFFICERS	16
EXECUTIVE COMPENSATION	16
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	17
PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
PROPOSAL 3 - ADJOURNMENT OF THE SPECIAL MEETING	2
OTHER MATTERS	2
STOCKHOLDER PROPOSALS	2

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 17, 2013

Plymouth Opportunity REIT, Inc.

Two Liberty Square, 10th Floor

Boston, Massachusetts 02109

The board of directors of Plymouth Opportunity REIT, Inc. ("we," "us," "our" or the "company") is soliciting proxies to be used at our 2013 annual meeting of stockholders to be held at Two Liberty Square, 10th Floor, Boston, Massachusetts 02109, on Monday, June 17, 2013, at 10:00 a.m., Eastern Daylight Time. This proxy statement and accompanying proxy card are first being made available to stockholders on or about May 17, 2013. This proxy statement and our 2012 annual report to stockholders have been posted and made available for viewing online at http://www.plymouthreit.com/news. Our 2012 annual report to stockholders does not constitute part of this proxy statement.

Who May Vote

Only stockholders of record at the close of business on May 10, 2013, the record date, are entitled to notice of, and to vote at, the annual meeting.  As of May 10, 2013, we had 505,648 shares of common stock issued and outstanding.  Each common stockholder of record on the record date is entitled to one vote on each matter properly brought before the annual meeting for each common share held.

How You May Vote

You may vote using any of the following methods:
●	BY FAX: Mark, sign and date the proxy card and fax it to ACS Securities Services Inc. at (214)-887-7198. After indicating your votes by fax, you will not need to submit any further proxy materials by mail. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting will vote your shares FOR each of the proposals.
●	BY MAIL: Mark, sign, and date the proxy card and return it in the postage-paid envelope we have provided, to ACS Securities Services Inc., 3988 N. Central Expressway, Dallas, TX 75204-9860. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares FOR each of the proposals.
●	BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

The persons authorized under the proxies will vote on any other business that may properly come before the annual meeting, including a proposal to adjourn or postpone the annual meeting to permit us to solicit additional proxies if necessary to establish a quorum or to obtain additional votes in favor of any proposal, according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the meeting.

How You May Revoke Your Proxy

You may revoke your proxy at any time before it is exercised by:

●	giving written notice of revocation to Plymouth Opportunity REIT, Inc., Attn.: Corporate Secretary, Two Liberty Square, 10th Floor, Boston, Massachusetts 02109;
●	timely delivering a properly executed, later-dated proxy; or
●	voting in person at the annual meeting

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Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person.  Please sign and return your proxy promptly to assure that your shares are represented at the annual meeting.

Quorum

The presence, in person or represented by proxy, of a majority of the shares of common stock entitled to vote at the annual meeting as of the record date is necessary to constitute a quorum at the annual meeting.  However, if a quorum is not present at the annual meeting, the stockholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented.  Pursuant to our bylaws, abstentions are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. Shares held by brokers or nominees as to which instructions have not been received from the beneficial owners of the shares and as to which the brokers or nominees do not have discretionary voting power on a particular matter (referred to as "broker non-votes") will be counted as present and entitled to vote for the purpose of determining the presence of a quorum at the annual meeting.

Required Vote

With regard to the election of directors, you may vote "FOR ALL" of the nominees, you may withhold your vote for all of the nominees by voting "WITHHOLD ALL," or you may vote for all of the nominees except for certain nominees by voting "FOR ALL EXCEPT," and listing the names of the nominee(s) for whom you want your vote withheld in the space provided on the proxy card. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that, of the shares entitled to vote and present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors. Because of this majority vote requirement, "withhold" votes will have the effect of a vote against each nominee for director. Broker non-votes (discussed below), since they are not entitled to vote, will have no effect on the determination of this proposal. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he will continue to serve as a "holdover" director until his successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors.

With regard to the proposal relating to the appointment of Braver PC as our independent registered public accounting firm for the year ending December 31, 2013, you may vote "FOR" or "AGAINST" the proposal, or you may "ABSTAIN" from voting on the proposal. Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Braver PC as our independent registered public accounting firm for the year ending December 31, 2013. Abstentions and broker non-votes will not count as votes actually cast with respect to determining if a majority vote is obtained under our bylaws and will have no effect on the determination of this proposal. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors.

Adjournments

Although it is not currently expected, the annual meeting may be adjourned for the purpose of soliciting additional proxies.  Any adjournment may be made without notice by announcement at the annual meeting of the new date, time and place of the annual meeting.  At the adjourned meeting the company may transact any business that might have been transacted at the original annual meeting.  If the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each registered stockholder entitled to vote at the annual meeting.  Whether or not a quorum exists, holders of a majority of the shares of the company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote thereat may adjourn the annual meeting.  Any signed proxies received by the company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.  Abstentions and broker non-votes will have no effect on Proposal 3 to adjourn the meeting.  Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow the company’s stockholders who have already returned their proxies to revoke them at any time prior to their use at the annual meeting was adjourned.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by us.  Proxies may be solicited on our behalf by our directors and officers, in person, by mail, or facsimile.  In accordance with regulations of the Securities and Exchange Commission (SEC), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in mailing proxies and proxy materials and soliciting proxies from the beneficial owners of our common stock.

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PROPOSAL 1 ─ ELECTION OF DIRECTORS

General

At the annual meeting, five directors will be elected by the stockholders, each to serve for a term of one year until the next annual meeting of stockholders and until his successor has been duly elected and qualified, or until the earliest of his, resignation or retirement.

The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy.  If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below.  The board of directors has proposed the following nominees for election as directors at the annual meeting.  Each of the nominees is currently a member of the board of directors.

Each director has consented to being named in this proxy statement and to serve if elected.  The board of directors knows of no reason why such directors would be unable to serve.  If any of the directors should for any reason become unable to serve, then valid proxies will be voted for the election of such substitute nominee as the board of directors may designate, the board of directors may reduce the number of directors to eliminate the vacancy or the position may remain vacant.

Nomination of Directors

General

The nominating and corporate governance committee of our board of directors will consider nominees for director positions made by stockholders, and will evaluate all nominees using the same standards, regardless of who recommended the nominee.  Stockholders should send nominations to Philip S. Cottone, c/o Plymouth Opportunity REIT, Inc., Two Liberty Square, 10th Floor, Boston, Massachusetts 02109.  Any stockholder nominations proposed for consideration by the governance and nominating committee should include the nominee’s name and qualifications for board membership.  See "Stockholder Proposals."

Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors or any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be identified and their qualifications assessed under a process free from conflicts of interest with us.

Board Membership Criteria

We believe members of our board of directors should meet the following criteria: (1) have significant business or public experience that is relevant and beneficial to the board of directors and the company, (2) are willing and able to make a sufficient time commitment to our affairs in order to effectively perform the duties of a director, including regular attendance of board meetings and committee meetings, (3) are individuals of character and integrity, (4) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management, and (5) represent the interests of the company as a whole and not only the interests of a particular stockholder or group.

Since each nominee for director is currently on our board, we also considered the significant contributions that each such individual has made to our board and its committees during his tenure as a director. We believe that each of the director nominees possesses the knowledge, experience, integrity and judgment necessary to make independent decisions and a willingness to devote adequate time to board duties. In addition, we believe that each of the nominees brings his own particular experiences and set of skills, giving the board, as a whole, competence and experience to perform its obligations and responsibilities. The board does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience and strives to nominate directors so that as a group, the board will possess the appropriate talent, skills and expertise to oversee the company’s business.

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Nominees

Jeffrey E. Witherell.  Mr. Witherell is our Chief Executive Officer and Chairman of the Board and has held these positions since March 2011. He has also been the Chief Executive Officer and Chairman of the Board of our advisor, Plymouth Real Estate Investors since its formation in August 2009. Mr. Witherell also owns a 30% interest in Plymouth Group Real Estate, our sponsor, and is the sole owner of Plymouth Real Estate Capital, our dealer manager. Mr. Witherell oversees all aspects of our advisor and our advisor’s business activities, including the acquisition, management and disposition of assets. Mr. Witherell has been involved in real estate and investment sales for over 25 years. He, along with Mr. White and Ms. Brownell, formed our sponsor, Plymouth Group Real Estate, LLC in July 2009, and formed our dealer manager in September 2009, and from March 2008 through August 2009 he was engaged in the formation of Plymouth Group Real Estate. Prior to that, from April 2000 to March, 2008, Mr. Witherell was employed as an investment banker in the Investment Banking division of Franklin Street Properties Corp., a publicly traded REIT, and its wholly-owned broker dealer, FSP Investments LLC. During that time, Mr. Witherell was involved in the syndication of 34 separate property investments, structured as single asset REITs, in 12 states, which raised in the aggregate in excess of $1.2 billion. Mr. Witherell worked with a team of investment bankers that was responsible for raising equity capital for those investments, but Mr. Witherell did not make any of the investment decisions for these entities. From 1999 to 2000, he was affiliated with IndyMac Bank where he was responsible for closed loan acquisitions. From 1996 to 1999, Mr. Witherell was COO for GAP LP, a real estate investment firm where he was responsible for the acquisition and subsequent development of several real estate investments in Pennsylvania, Massachusetts, Wyoming and Nova Scotia, Canada. From 1994 to 1996, he founded and served as president of Devonshire Development, Inc., a Massachusetts based land development firm, where he was responsible for the acquisition and subsequent development of several real estate developments. From 1990 to 1994, he was vice president of property management at New Boston Management, Inc., a Boston based real estate management firm. His responsibilities included property management and property disposition services. From 1987 to 1990, he was vice president of development for Kirkwood Development, an Oklahoma City based real estate development firm. His responsibilities included the development and construction of twelve residential development projects throughout New England. From 1982 to 1987, Mr. Witherell was employed at Dewsnap Engineering, a Boston based civil engineering and land surveying firm, where he was responsible for performing land surveying, permitting, design, and construction management services. Mr. Witherell graduated from Emmanuel College in Boston with a Bachelor of Science degree in business and is a member of several real estate organizations, including the Urban Land Institute (ULI). In addition, he holds FINRA Series 7, 63, 79 and Series 24 General Securities Principal licenses.

Pendleton White, Jr.  Mr. White is our President, Chief Investment Officer and Secretary and one of our directors and has served in these positions since March 2011. He has also served as the President and Chief Investment Officer of our advisor since its formation in August 2009. Mr. White owns an 18% interest in our sponsor. Along with Mr. Witherell and Ms. Brownell, Mr. White actively participates in the management and operations of our advisor and is responsible for the overall investment strategy of our company. Mr. White has over 25 years of experience in commercial real estate, serving in numerous capacities including investment banking, property acquisitions and leasing. From November 2008 through August 2009, Mr. White was engaged in the formation of Plymouth Group Real Estate. Prior to that, Mr. White was Executive Vice President and Managing Director at Scanlan Kemper Bard (SKB) from September 2006 through November 2008, where he led SKB’s East coast office and managed the funding of SKB Real Estate Investors Funds I and II and was part of the team that made the investment decision for these entities. From March 2002 through September 2006, Mr. White was employed at FSP Investments LLC, a subsidiary of Franklin Street Properties Corp (AMEX: FSP) and was responsible for providing funding for numerous structured REITs throughout North America. From 1997-2001, Mr. White was Principal and Director of North Shore Holdings, a family-owned real estate investment firm. From 1993-1997, Mr. White was Co-Director of Investment Sales at Coldwell Banker Commercial Real Estate Services (now CB Richard Ellis) and was responsible for overseeing the acquisition and disposition of commercial properties throughout New England. Mr. White also was Vice President at Spaulding &Slye (now Jones Lang LaSalle) from 1991-1993 and Senior Sales Consultant at the Charles E. Smith Companies (now Vornado), in Washington, DC, from 1987-1992 and was responsible for property leasing and investment sale transactions. Mr. White began his career at Coldwell Banker in 1982. Since then he has been involved in over $1 billion of real estate transactions either serving as a broker, investor, consultant or investment banker. Mr. White received a Bachelor of Science degree from Boston University and is a member of several real estate organizations, including ULI.

David G. Gaw. Mr. Gaw is one of our independent directors and chairman of our audit committee, positions he has held since November 2011. Mr. Gaw is currently a real estate project consultant and is managing personal investments. From November 2009 through January 2011, Mr. Gaw served as Chief Financial Officer of Pyramid Hotels and Resorts, a REIT that focused on hospitality properties. From September 2008 through November 2009, Mr. Gaw was engaged in managing his personal investments. From June 2007 to September 2008, he was Chief Financial Officer of Berkshire Development, a private real estate developer that focused on retail development. From April 2001 until June 2007, he served as the Senior Vice President, Chief Financial Officer and Treasurer of Heritage Property Industrial Trust, Inc., a publicly traded REIT listed on the New York Stock Exchange. Mr. Gaw was serving in those capacities when Heritage Property engaged in its initial public offering. From the time of its initial public offering in 1992, until October 2000, Mr. Gaw served as Senior Vice President and Chief Financial Officer of Boston Properties, Inc., a publicly traded REIT listed on the New York Stock Exchange. Mr. Gaw received a bachelor of science degree and an MBA from Suffolk University.

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Richard J. DeAgazio. Mr. DeAgazio is one of our independent directors and chairman of our corporate governance committee, positions he has held since November 2011. Mr. DeAgazio has been the Principal of Ironsides Assoc. LLC., a consulting company in marketing and sales in the financial services industry since he founded the company in June 2007. In 1981, he joined Boston Capital Corp., a diversified real estate and investment banking firm, which, through its various investment funds, owns over $12 billion in real estate assets, as Executive Vice President and Principal. He founded and served as the President of Boston Capital Securities, Inc., a FINRA-registered broker dealer, which is an affiliate of Boston Capital Corp., from 1981 through December 2007. Mr. DeAgazio formerly served on the National Board of Governors of FINRA and served as a member of the National Adjudicatory Council of FINRA. He was the Vice Chairman of FINRA’s District 11, and served as Chairman of the FINRA’s Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the FINRA State Liaison Committee, the Direct Participation Program Committee and as Chairman of the Nominating Committee. He is a founder and past President of the National Real Estate Investment Association. He is past President of the National Real Estate Securities and Syndication Institute and past President of the Real Estate Securities and Syndication Institute (MA Chapter). Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresdner Securities (USA), Inc., an international investment-banking firm owned by four major European banks, and was a Vice President of Burgess &Leith/Advest. He was member of the Boston Stock Exchange for 42 years. He was on the Board of Directors of Cognistar Corporation and FurnitureFind.com. He currently serves as a Vice-Chairman of the board of Trustees of Bunker Hill Community College, the Board of Trustees of Junior Achievement of Massachusetts and the Board of Advisors for the Ron Burton Kid’s Training Village and is on the Board of Corporators of Northeastern University. He graduated from Northeastern University.

Philip S. Cottone.   Mr. Cottone is one of our independent directors and chairman of the compensation committee, positions he has held since November 2011. He is currently a mediator and arbitrator for the Financial Industry Regulatory Authority (FINRA, formerly NASAD), the American Arbitration Association, and the Counselors of Real Estate, primarily in securities, real estate and general commercial matters. He is an officer of the Executive Committee of the governing Council of the Dispute Resolution Section of the American Bar Association, and has been certified by the International Mediation Institute at The Hague. From 2003 to December of 2007 he was a member of the Board of Directors of Government Properties Trust (NYSE – GPT) and Chair of the Nominating and Governance Committee, and from 2004 to December 2008 he was lead director of Boston Capital REIT, a public, non-traded REIT. From 1972 to 1981 Mr. Cottone was senior real estate officer and group executive of IU International (NYSE – IU), a 2 billion dollar Fortune 100 company, and previously, from 1966 to 1972, he was Manager of Real Estate at the Port of New York Authority where, among other things he was responsible for acquisition of the World Trade Center property in Manhattan. In 1981 he co-founded Ascott Investment Corporation, an investment, development and syndication company headquartered in Philadelphia, and as Chairman and CEO, a position he still holds, and founder of its captive broker dealer, he headed a staff of 65 in the capital raising, acquisition, management and sale of more than thirty real estate programs in fourteen states. From 1977 through 1983 and again from 1998 through 2002 he was General Counsel and a member of the Executive Committee of the International Right of Way Association, and from 1988 to 1977 he was Trustee and Treasurer of the IRWA Foundation. In 1988 he was national President of RESSI, the Real Estate Securities & Syndication Institute, and in 2004 he was national Chair of the Counselors of Real Estate, both divisions of the National Association of Realtors. For ten years from 1995 to 2005 he was an adjunct on the faculty of the Real Estate Institute at New York University teaching a course he wrote in real estate securities. Mr. Cottone has an A.B from Columbia College (1961) where he was awarded the Burdette Kinne Memorial Prize for Humanities and an L.L.B. from NYU where he received the Administrative Law prize.

The board of directors unanimously recommends that you vote FOR the election of directors, as set forth in Proposal 1.

BOARD OF DIRECTORS AND COMMITTEE MATTERS

Board of Directors

Pursuant to our articles of amendment and restatement (articles) and our bylaws, our business, property and affairs are managed under the direction of our board of directors. Members of the board are kept informed of the company’s business through discussions with the Chairman of the Board and executive officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. Board members have complete access to the company’s management team and the independent registered public accounting firm. The board and each of the key committees — Audit, Compensation and Nominating, and Corporate Governance — also have authority to retain, at the company’s expense, outside counsel, consultants or other advisors in the performance of their duties. Although our shares are not listed for trading on any national securities exchange, our corporate governance guidelines require that a majority of the board be independent within the meaning of standards established by the New York Stock Exchange (NYSE). All of the members of the audit committee, the compensation committee and the nominating and corporate governance committee are independent as defined by the NYSE.

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Board Leadership Structure; Board Role in Risk Oversight

Leadership Structure

Our board does not have a policy regarding the leadership structure of the Company. The leadership structure of a company may be determined based on a number of different factors and circumstances, including the company’s position, history, size, culture, board size and composition. Since the Company’s formation in 2011, Mr. Jeffrey E. Witherell has served as our Chief Executive Officer and as our Chairman of the Board. Mr. Witherell has substantial experience in the real estate business. At this time, our board believes that Mr. Witherell’s combined role as Chief Executive Officer and Chairman of the Board enables the company to obtain the greatest benefit from Mr. Witherell’s extensive knowledge of and experience with the company and its business while at the same time promoting unified leadership and direction for our board and executive management without duplication of effort and cost.

Given our board size and composition, the relatively small size of our company and management team and financial position, at this time, our board believes the company and our stockholders are best served by our current leadership structure. Our board believes that it is able to provide effective independent oversight of the company’s business and affairs, including risks facing the company, through the leadership of our independent directors, the independent committees of our board and the other corporate governance structures and processes the company has in place.

Three of our five currently serving directors are non-management directors and are independent. All of our directors are free to call a meeting or executive session of our board, suggest the inclusion of items on the agenda for meetings of our board or raise subjects that are not on the agenda for that meeting. In addition, our board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our board also holds executive sessions of only non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management. The chairman of our audit committee presides over these executive sessions.

Our audit committee, which is comprised entirely of independent directors, performs oversight functions independent of management. Among various other responsibilities set forth in the audit committee charter, the audit committee oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The chair of the audit committee is responsible for directing the work of the committee in fulfilling its responsibilities. In addition, the board will also carry out its oversight function by forming a special committee comprised entirely of independent directors to review and take action with respect to related party transactions and related matters.

The board evaluates the board leadership structure in light of the company’s changing requirements and circumstances to ensure that it remains the most appropriate structure for the company and our stockholders. At this time, the company continues to believe its current leadership structure consisting of a Chairman who also serves as Chief Executive Officer and three board committees separately chaired by and comprised solely of independent members of our board remains the most appropriate leadership structure for the company and our stockholders.

Risk Oversight.

Our executive officers and our advisor are responsible for the day-to-day management of risks faced by the company, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, our entire board reviews information regarding the company's liability, credit, operations, regulatory compliance and compliance with covenants in our material agreements, as well as the risks associated with each. In addition, each year the board of directors reviews significant variances between our current portfolio business plan and our original underwriting analysis and each quarter the directors review significant variances between our current results and our projections from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our portfolio. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The nominating and corporate governance committee manages risks associated with the independence of the board of directors and potential conflicts of interest involving our advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks within the company.

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Board Meetings and Committees

During fiscal 2012, the board of directors held four meetings. Each director attended, either in person or by teleconference, 100% of the board and committee meetings on which the director served that were held while the director was a member of the board or committee, as applicable.  All of our directors are strongly encouraged to attend our annual meeting of stockholders.  There were five directors at the time of our 2012 annual meeting of stockholders, and all directors attended the meeting, either in person or by teleconference. The board’s current standing committees are as follows:

Name	Audit Committee	Compensation Committee	Corporate Governance Committee

Philip S. Cottone	M	M	X
Richard J. DeAgazio	M	X	M
David G. Gaw	X	M	M
X = Chairman M= Member

Audit Committee

The audit committee's function is to assist the board of directors in fulfilling its responsibilities by doing the following:

●	oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its activities to the board;
●	be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation and, when appropriate, the termination and replacement of our independent auditors;
●	review the annual engagement proposal and qualifications of our independent auditors;
●	prepare an annual report as required by applicable SEC disclosure rules; and
●	review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process.

The audit committee met four times in 2012.

The members of the audit committee are David G. Gaw (Chairman), Philip S. Cottone and Richard J. DeAgazio. All of the members of the audit committee are "independent" as defined by the NYSE and have significant financial and/or accounting experience. Our board has determined that Mr. Gaw qualifies as "audit committee financial expert," as defined by the SEC, and that all members of the audit committee are "financially literate," within the meaning of NYSE rules, and "independent," under the audit committee independence standards of the SEC.

Our audit committee operates pursuant to a written charter which is posted on our website at www.plymouthreit.com.

Nominating and Corporate Governance Committee

General

The members of the nominating and governance committee are Philip J. Cottone (Chairman), Richard J. DeAgazio and David G. Gaw, all of whom are independent directors. Our articles empower the nominating and corporate governance committee to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by directors who are affiliates of Plymouth Real Estate Investors, Inc., our advisor, could reasonably be compromised. Among the duties of the nominating and corporate governance committee are the following:

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●	reviewing and reporting on our policies (see "Report of the Nominating and Corporate Governance Committee – Review of Our Policies" below);
●	approving transactions with affiliates and reporting on their fairness to us;
●	supervising and evaluating the performance and compensation of our advisor;
●	reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter;
●	approving borrowing in excess of the total liabilities limit set forth in our articles of amendment and restatement;
●	developing criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;
●	developing and recommending to the board a set of corporate governance principles applicable to us;
●	developing criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;
●	selecting, or recommending that the board select, the director nominees for each annual meeting of stockholders and the committee nominees; and
●	developing and recommending to the board a set of corporate governance principles applicable to us.

The primary responsibilities of the nominating and corporate governance committee are enumerated in our articles of amendment and restatement. Our nominating and corporate governance committee also operates pursuant to a written charter which is posted on our website, www.plymouthreit.com.

Report of the Nominating and Corporate Governance Committee

Review of Our Policies

The nominating and corporate governance committee has reviewed our policies and determined that they are in the best interest of our stockholders. Set forth below is a discussion of the basis for that determination.

Offering Policy. We are conducting a public offering of up to 50 million shares of common stock at $10 per share (with discounts available for certain categories of investors). We are also offering up to 15 million shares of common stock under our distribution reinvestment plan. We believe these offerings are currently in the best interest of our stockholders because they increase the likelihood that we will be able to acquire a diverse portfolio income-producing assets, thereby reducing risk in our portfolio.

Acquisition and Investment Policies. We will continue to acquire and operate a diverse portfolio of commercial real estate assets that are expected to provide consistent current income and may also provide capital appreciation resulting from our expectation that in certain circumstances we will be able to acquire properties at a discount to replacement cost or otherwise less than the anticipated market value or to expend capital to reposition or redevelop a property so as to increase its value over the amount of cash we paid to acquire and rehabilitate the property. In particular, we plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of acquiring a portfolio of income producing real estate properties and real estate related assets that provide attractive returns for our investors. Our advisor focuses on markets that it determines demonstrate sustainable value and/or growth potential and on those sellers who are distressed or face time-sensitive deadlines. The exact markets and asset types targeted by our advisor will depend upon its evaluation of property prices and other economic considerations impacting specific primary and secondary markets.

We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will focus on the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the real estate investment trust (REIT) requirements under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate and real estate-related investments.

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Borrowing Policies. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio. We may elect to secure financing subsequent to the acquisition date of future real estate properties and initially acquire investments without debt financing. There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our amendment and reinstatement, the maximum amount of our indebtedness shall not exceed "net assets" (as defined in our articles) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to our stockholders in a quarterly report on Form 10-Q along with the justification for such excess borrowing. In addition to the limitation in our articles, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 65% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent. To the extent financing in excess of our charter limit is available at attractive terms, the nomination and corporate governance committee may approve debt in excess of our limit. As of April 30, 2013, we had no outstanding borrowings.

Disposition Policies. We intend to hold each asset we acquire for an extended period of time, generally five to seven years. The determination of whether an asset will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our stockholders and other factors. The requirements for qualification as a REIT for U.S. federal income tax purposes also will put some limits on our ability to sell assets after short holding periods. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Our advisor will develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sell date to each asset we acquire prior to its purchase as part of the original business plan for the asset. Our advisor will continually perform a hold-sell analysis on each asset in order to determine the optimal time to sell the asset and generate a strong return for our stockholders. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Policies Regarding Operating Expenses. Under our articles, we are required to limit our total operating expenses to the greater of 2% of our average invested assets or 25% of our net income for the four most recently completed fiscal quarters, as these terms are defined in our articles, unless the nominating and corporate governance committee has determined that such excess expenses were justified based on unusual and non-recurring factors.

Liquidation or Listing Policy. We believe it is in the best interest of our stockholders not to list our shares of common stock on a national exchange at this time. First, we are in the fundraising and acquisition stage of our life cycle, and remaining unlisted improves our ability to continue to raise new equity and purchase additional investments so that our portfolio can achieve greater size and diversification. Second, we believe it is more cost effective to remain unlisted and utilize Plymouth Real Estate Investors as our external advisor at the present time than it would be to internalize all the resources necessary to operate a listed company. Third, our shares are offered as a long-term investment. We believe that the ability to provide our stockholders with liquidity in the near-term is outweighed by the long-term benefits of completing our offering and allowing the portfolio to mature.

Our Policy Regarding Transactions with Related Persons

Our articles require the nominating and corporate governance committee to review and approve all transactions between us and our advisor and any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to the compliance officer, via our ethics hotline, to an internal audit representative or directly to the audit committee chair, as appropriate.

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Certain Transactions with Related Persons

The nominating and corporate governance committee has reviewed the material transactions between our affiliates and us since the beginning of 2012 as well as any such currently proposed transactions. Set forth below is a description of such transactions and the committee's report on their fairness.

As described further below, we have entered into agreements with certain affiliates pursuant to which they provide services to us. Mr. Witherell, our Chairman of the Board and Chief Executive Officer, Pendleton White, Jr., our President, and Donna Brownell, our Chief Operating Officer, control our advisor, Plymouth Real Estate Investors, and Mr. Witherell owns 80% of the dealer manager of our public offering, Plymouth Real Estate Capital LLC. All of these persons actively participate in the management and operations of our advisor.

Our Relationship with Plymouth Real Estate Investors Inc. Our advisor provides day-to-day management of our business. Among the services provided by our advisor under the terms of the advisory agreement are the following:

●	finding, presenting and recommending to us real estate and real estate-related investment opportunities consistent with our investment policies and objectives;
●	structuring the terms and conditions of our investments, sales and joint ventures;
●	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;
●	sourcing and structuring our loan originations and acquisitions;
●	arranging for financing and refinancing of our properties and other investments;
●	entering into leases and service contracts for our properties;
●	supervising and evaluating each property manager's performance;
●	reviewing and analyzing the properties' operating and capital budgets;
●	assisting us in obtaining insurance;
●	generating an annual budget for us;
●	reviewing and analyzing financial information for each of our assets and our overall portfolio;
●	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;
●	performing investor-relations services;
●	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;
●	engaging in and supervising the performance of our agents, including our registrar and transfer agent; and
●	performing any other services reasonably requested by us.

Our advisor is subject to the supervision of the board of directors and only has such authority as we may delegate to it as our agent. The advisory agreement has a one-year term expiring July 27, 2013, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties. From January 1, 2012 through the most recent date practicable, which was April 30, 2013, we compensated our advisor as set forth below.

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Our advisor or its affiliates have paid, and may pay in the future, some of our organization and other offering costs (other than selling commissions and dealer manager fees) incurred in connection with our public offering, including our legal, accounting, printing, mailing and filing fees. We reimburse our advisor, or its affiliate, for such costs up to an amount that, when combined with selling commissions, dealer manager fees and all other amounts spent by us on organization and offering expenses, does not exceed 15% of the gross proceeds of our primary offering and the offering under our distribution reinvestment plan. However, at the termination of our primary offering and at the termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that selling commissions, dealer manager fees and other organization and offering expenses incurred by us exceed 15% of the gross offering proceeds of the respective offering. In addition, at the end of our primary offering and again at the end of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses, excluding underwriting compensation (which includes selling commissions, dealer manager fees and any other items viewed as underwriting compensation by the Financial Industry Regulatory Authority) exceed 2% of the gross proceeds we raised in our respective offering. From January 1, 2012 through April 30, 2013, our advisor incurred approximately $1,110,932 of organization and offering expenses on our behalf, $379,100 of which we had reimbursed to our advisor as of April 30, 2013.

In addition, we reimburse our advisor for customary acquisition and origination expenses, whether or not we ultimately acquire the asset. From January 1, 2012 through April 30, 2013, our advisor and its affiliates did not incur any such costs on our behalf.

For asset management services, we pay our advisor a monthly fee. With respect to investments in real property, the asset management fee is a monthly fee equal to one-twelfth of 1.0% of the amount paid or allocated to acquire the investment. This amount includes any portion of the investment that was debt financed and is inclusive of acquisition expenses related thereto. In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment. With respect to investments in loans and any investments other than real property, the asset management fee is a monthly fee calculated, each month, as one-twelfth of 1.0% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment (which amount includes any portion of the investment that was debt financed and is inclusive of acquisition or origination expenses related thereto), and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination expenses related to the acquisition or funding of such investment, as of the time of calculation. From January 1, 2012 through April 30, 2013, our asset management fees totaled $12,087, none of which had been paid as of April 30, 2013.

Under the advisory agreement, our advisor and its affiliates have the right to seek reimbursement from us for all costs and expenses they incur in connection with their provision of services to us, including our allocable share of our advisor's overhead, such as rent, employee costs, utilities and information technology costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. At this time, our advisor only expects to seek reimbursement for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. From January 1, 2012 through April 30, 2013, we reimbursed our advisor for $1,150,900 of operating expenses, the majority of which was employee costs.

The nominating and corporate governance committee considers our relationship with our advisor during 2012 to be fair. The nominating and corporate governance committee believes that the amounts payable to our advisor under the advisory agreement are similar to those paid by other publicly offered, unlisted, externally advised REITs and that this compensation is necessary in order for our advisor to provide the desired level of services to us and our stockholders.

Our Relationship with Plymouth Real Estate Capital LLC. On November 1, 2011, upon the launch of our initial public offering, we entered into the dealer manager agreement with our dealer manager. Pursuant to the agreement, our dealer manager is entitled to receive selling commissions and dealer manager fees of up to 5.0% of the gross proceeds of our primary offering (no selling commissions or dealer manager fees are payable with respect to sales under the distribution reinvestment plan). A reduced dealer manager fee is payable with respect to certain volume discount sales. Our dealer manager reallows 100% of selling commissions to broker-dealers participating in our public offering. From January 1, 2012 through April 30, 2013, we incurred selling commissions of $138,900.

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In addition to selling commissions and dealer manager fees, we are also obligated to reimburse our dealer manager and its affiliates for certain offering related expenses that they incur on our behalf. These expenses include, among others, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with our public offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers' customers. We reimburse our dealer manager for such underwriting compensation as discussed in the prospectus for our public offering, provided that within 30 days after the end of the month in which our primary initial public offering terminates, our dealer manager must reimburse us to the extent that our reimbursements cause total underwriting compensation for our primary initial public offering to exceed 10% of the gross offering proceeds from the offering. We also directly pay or reimburse our dealer manager for bona fide invoiced due diligence expenses of broker dealers. However, no reimbursements made by us to our dealer manager or our advisor may cause total organization and offering expenses incurred by us (including selling commissions, dealer manager fees and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from our primary offering and the offering under our distribution reinvestment plan as of the date of reimbursement. From January 1, 2012 through April 30, 2013, our dealer manager sought no reimbursement for expenses

The nominating and corporate governance committee believes that these arrangements with our dealer manager are fair. The compensation payable to our dealer manager reflects our belief that such selling commissions and dealer manager fees will maximize the likelihood that we will be able to achieve our goal of acquiring a large, diversified portfolio of real estate and real estate-related investments

Compensation Committee

The compensation committee has been delegated the authority by our board of directors to make determinations regarding grants of restricted shares of common stock and to authorize and determine all salaries and incentive compensation for our officers and supervisory employees, if any.  Our compensation committee may designate a sub-committee of at least one member to address specific issues on behalf of the committee.  Among other matters, the compensation committee has responsibility to:

●	develop the overall compensation policies and the corporate goals and objectives, if any, relevant to the chief executive officer’s compensation from our company;
●	evaluate the chief executive officer’s performance in light of those goals and objectives, if any;
●	be directly and solely responsible for establishing the chief executive officer’s compensation level, if any, based on this evaluation;
●	make recommendations to the board regarding the compensation of officers junior to the chief executive officer, incentive-compensation plans and equity-based plans; and
●	manage our relationship with our advisor.

Our executive officers do not have a role in determining the amount of executive officer compensation, and our compensation committee has not engaged a compensation consultant.  Our executive officers do not receive compensation from us.  Our compensation committee did not meet in 2012. Our compensation committee operates pursuant to a written charter, which is posted on our website at wwwplymouthreit.com.

Corporate Governance

Committee Charters.  Our board has adopted: (1) an audit committee charter, a nominating and corporate governance committee charter and a compensation committee charter; (2) standards of independence for our directors; and (3) a code of conduct and ethics for all directors, officers and employees.  The charters of our audit committee, governance and nominating committee and compensation committee are available on our website.

Communications with the Board.  Individuals may communicate with the board by sending a letter to:

Chairman, Corporate Governance Committee

Plymouth Opportunity REIT, Inc.

Two Liberty Square

Tenth Floor

Boston, Massachusetts 02109

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All directors have access to this correspondence.  Communications that are intended specifically for non-management directors should be sent to the street address noted above, to the attention of the chairman of the nominating and corporate governance committee.  In accordance with instructions from the board, the corporate secretary reviews all correspondence, organizes the communications for review by the board, and posts communications to the full board or individual directors as appropriate.  Advertisements, solicitations for periodical or other subscriptions, and similar communications generally are not forwarded to the directors.

Code of Conduct and Ethics.  Our board of directors has established a code of business conduct and ethics.  Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
●	compliance with applicable governmental laws, rules and regulations;
●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
●	accountability for adherence to the code.

Waivers to the code of business conduct and ethics will only be granted by the nominating and corporate governance committee of the board.  The committee has never granted any waiver to the code.  If the committee grants any waiver from the code of business conduct and ethics to any of our officers, we expect to disclose the waiver within five business days on the corporate governance section of our corporate website at www.plymouthreit.com. A copy of our code of conduct will be provided to any person without charge, upon request. All requests should be directed to Corporate Secretary, Plymouth Opportunity REIT, Inc., Two Liberty Square, Tenth Floor, Boston, Massachusetts 02109.

Compensation Committee Interlocks and Insider Participation.  During 2012, the compensation committee consisted of Messrs. DeAgazio (chairman), Cottone and Gaw.   None of these individuals has at any time served as an officer of the company.  No member of the compensation committee has any interlocking relationship with any other company that requires disclosure under this heading.  None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

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Executive Officers and Directors

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the 2013 annual meeting and are being nominated for re-election to serve until 2014 annual meeting and until his or her successor is elected and qualified.

Name and Address(1)	Position(s)	Age(2)	Year First Became a Director
Jeffrey E. Witherell	Chairman of the Board, Chief Executive Officer and Director	48	2011
Pendleton White, Jr.	President, Chief Investment Officer, Secretary and Director	53	2011
Donna Brownell	Executive Vice President, Chief Operating Officer, Chief Accounting Officer and Treasurer	53	N/A
Anne Alger Hayward	Senior Vice President and General Counsel	61	N/A
Philip S. Cottone	Director	73	2011
Richard S. DeAgazio	Director	68	2011
David G. Gaw	Director	61	2011

(1) The address of each named officer and director is Two Liberty Square, 10th Floor, Boston, Massachusetts 02109

(2) As of April 30, 2013

The backgrounds of Messrs. Witherell, White, Cottone, DeAgazio and Gaw are described under "Proposal 1 – Election of Directors – Nominees" elsewhere in this proxy statement.

Donna Brownell. Ms. Brownell is our Executive Vice President, Chief Operating Officer, Chief Accounting Officer and Treasurer and has served in these positions since March 2011. She has also served as Executive Vice President, Chief Operating Officer, Chief Accounting Officer and Treasurer of our advisor since its formation in August 2009. Ms. Brownell owns an 11% interest in our sponsor. Ms. Brownell is responsible for the business operations and the investor services of the Company. Ms. Brownell has over 20 years of experience in business operations. From February 2009 through August 2009, Ms. Brownell was engaged in the formation of Plymouth Group Real Estate. Prior to that, Ms. Brownell served as Vice President of Operations for Franklin Street Properties Corp., from September 2003 until January 2009. In this capacity, she was responsible for all operating business affairs of the company, including human resources, treasury and investor services, as well as leading the company’s institutional investor outreach program. From September 2000 until August 2003, she was the Accounting Manager of Franklin Street. Prior to joining Franklin Street, she was the Assistant Vice President, Accounting of Brookwood Financial, a Massachusetts-based real estate investment firm from November 1998 until September 2000. From June 1995 through November 1998 Ms. Brownell was Accounting Manager for Lahey Harvard Partnership, a multi-physician medical care association located in Lynnfield, Massachusetts. From August 1991 through June 1995 Ms. Brownell was Accounting Supervisor at Burney & Handley, PA, an Orlando, Florida based full service law firm. Ms. Brownell holds a Bachelor of Science degree from Northeastern University, as well as professional certifications in, among others, human resources management, tax accounting, financial reporting and investor relations.

Anne Alger Hayward. Ms. Hayward is our Senior Vice President and General Counsel and has served in these positions since March 2011. She also serves as Senior Vice President and General Counsel to Plymouth Real Estate Capital, LLC, our dealer manager. Ms. Hayward is responsible for the overall legal operations and compliance of our company. Ms. Hayward has over 25 years of experience in the practice of law, specializing in project finance, securities, equipment leasing and real estate transactional matters. She has structured and documented a wide variety of complex commercial transactions and public and private equity and debt securities offerings. Prior to joining Plymouth, from November 2007 through February 2011 she was General Counsel at Shane & Associates, Ltd., a Boston-based privately held real estate development and management company. Prior thereto, from April 2004 to November 2007 she was employed by Atlantic Exchange Company, an Internal Revenue Code Section 1031 exchange accommodator.

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From 2001 to 2004, Ms. Hayward served as Senior Counsel at Holland & Knight LLP, representing large corporate clients such as GMAC in structuring tax credit transactions and real estate development projects. From 1997 to 2001, Ms. Hayward was senior counsel at BankBoston, NA representing the bank’s asset based financing subsidiary. From 1993 to 1997, Ms. Hayward was Associate General Counsel at American Finance Group, a Boston-based general equipment leasing company. From 1985 to 1993, Ms. Hayward was corporate/securities counsel at CSA Financial Corp., an equipment lease finance company concentrating in high technology assets. From 1976 to 1985 Ms. Hayward was an Associate at Gaston & Snow representing firm clients, such as brokerage firms and issuers, such as Shearson and Fidelity Investments in ‘33 Act, ‘34 Act and ‘40 Act product structuring and compliance matters. Ms. Hayward is a graduate of Skidmore College and New England School of Law. She holds FINRA Series 22 and 63 licenses, is a licensed real estate broker, and is a member of the Massachusetts and Federal District Court Bars.

Compensation of Directors

Directors who are also our executive officers receive no compensation for board service.   The following table discloses compensation paid to members serving on our board of directors in 2012.

2012 Board of Directors Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Philip S. Cottone	$36,000.00	$37,000.00	$73,000.00
Richard J. DeAgazio	$36,000.00	$32,330.00	$68,330.00
David G. Gaw	$36,000.00	$47,000.00	$83,000.00

(1)	The amounts appearing in the Stock Awards column represent compensation expense recognized during fiscal 2012 for all outstanding awards. The grant date fair value of the stock awards granted in 2012 to each director was $86,330.00. The fair value was estimated to be $10.00 per share for the 2012 grants. Because there was no ongoing offering of our shares on the September 28, 2012 grant date, we valued the restricted stock based on our estimate of fair value at the date of grant. As there was no active market for our stock on the date of grant, the estimate of fair value was based upon an estimate of our book value consistent with similar industry indices which were at that time trading at or near book value.
(2)	The number of stock awards held by all directors as of December 31, 2012 was 11,633 shares.

During 2012, our non-officer directors received compensation according to the following guidelines:

Annual retainer fee	$45,000.00*
Fee for each board meeting attended	$1,000.00
Audit committee chairman retainer	$5,000.00
Retainer for chairman of other committees	$5,000.00
Fee for each committee meeting attended	$500.00

*In 2012, each non-officer director’s annual retainer consisted of $25,000 in cash and $20,000 in restricted stock initially valued at $10.00 per share.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 30, 2013 by (1) each current director, (2) each named executive officer, and (3) all current directors and executive officers as a group.  No stockholder known to us owns beneficially more than 5% of our common stock.  The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power.  Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

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Directors and Executive Officers (1)	Amount of Beneficial Ownership	Percent of Class (2)

David Gaw	4,700	*
Richard DeAgazio	3,233	*
Philip Cottone	3,700	*
Jeffrey Witherell	20,000	*
Donna Brownell	20,000	*
Pendleton White	20,000
All directors and executive officers as a group (seven persons)	31,633	.06%

*	Beneficial ownership of less than 1% of the class is omitted.
(1)	The address of each director and executive officer is that of the company.
(2)	The percentage of shares owned provided in the table is based on 505,648 shares outstanding as of May 10, 2013. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person as of May 10, 2013 by the sum of the number of shares of common stock outstanding as of such date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC.  Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely upon a review of the reports furnished to us with respect to fiscal 2012, we believe that all SEC filing requirements applicable to our directors and executive officers and 10% beneficial owners were satisfied during the year ended December 31, 2012.

EXECUTIVE OFFICERS

No director or executive officer was selected as a result of any arrangement or understanding between the director or executive officer or any other person.  Messrs. Witherell and White and Ms. Brownell and Hayward are our only executive officers.  Our executive officers are elected annually by, and serve at the discretion of, the board of directors.  Please see "Election of Directors" for biographical information regarding Mr. Witherell, our chief executive officer, and Mr. White, our President, and see "Executive Officers and Directors" for biographical information regarding Ms. Brownell, our chief operating officer, and Ms. Hayward, our general counsel.

EXECUTIVE COMPENSATION

We are externally managed and advised by our advisor, Plymouth Real Estate Investors, pursuant to the advisory agreement.  Our executive officers undertake certain ministerial tasks on our behalf; however, they are compensated by our advisor and do not receive compensation from us for services rendered to us.  Our executive officers are also officers of our advisor and its affiliates, and are compensated by these entities, in part, for their services to us.  Please see "Report of the Nominating and Corporate Governance Committee" for a further description of the relationship between us and our advisor.

We did not grant any stock options or restricted stock to our executive officers in 2012, or provide them with any perquisites or other personal benefits.  We do not currently have an employment agreement or a change in control agreement with any of our executive officers.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP.  The company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP.  Our responsibility is to oversee and review these processes.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.  Our meetings are designed, among other things, to facilitate and encourage communication among the committee, management, and the company’s independent registered public accounting firm.  We discussed with our auditors the overall scope and plans for their audit.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2012 with management and our auditors.  We also discussed with management and our auditors the process used to support certifications by the company’s chief executive officer and chief financial officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the SEC.

In addition, the audit committee obtained from our auditors and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding our auditors' communications with the audit committee concerning independence, discussed with our auditors any relationships that may impact their objectivity and independence, and satisfied itself as to their independence.  When considering our auditors' independence, we considered whether its provision of services to the company beyond those rendered in connection with their audit of the company’s consolidated financial statements and reviews of the company’s consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to our auditors.  The audit committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those required to be discussed by the Statement on Auditing Standards (SAS) No. 61, as amended, "Certification of Statements and Auditing Standards."

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors (and the board has approved) that the audited financial statements for the year ended December 31, 2012 be included in the company’s Annual Report on Form 10-K for filing with the SEC.  We have selected Braver PC as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The undersigned members of the audit committee have furnished this report to the board of directors.

Respectfully Submitted,

Audit Committee

David G. Gaw, Chairman

Richard DeAgazio

Philip Cottone

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PROPOSAL 2 ─ RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The KPMG LLP served as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2012. In April, 2013 the audit committee did not renew the company's relationship with KPMG LLP and retained Braver PC to be the company's independent auditors for the fiscal year ending December 31, 2013.

Aggregate fees billed to us by our independent auditors for the fiscal years ended December 31, 2012 and 2011 are set forth below.

Fees	2012	2011
Audit Fees (1)
KPMG LLP	$227,160	$65,000
Audit-Related Fees (2)
KPMG LLP	-0-	-0-
Tax Fees (3)
KPMG LLP	$18,000	-0-
All Other Fees	$16,745	$68,820
Total	$261,905	$133,820

1)	Fees for audit services billed in 2012 and 2011 consisted of audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, consents and other services related to SEC matters.
2)	Fees for audit-related services billed in 2012 and 2011 consisted of services that are reasonably related to the performance of the audit or the review of financial statements.
3)	Fees for tax-related services billed in 2012 and 2011 consisted of services that are reasonably related to the preparation of the tax returns of our taxable subsidiaries.

At its regularly scheduled and special meetings, the audit committee considers and pre-approves any audit and non-audit services to be performed by our independent accountants. The audit committee has delegated to its chairman, an independent member of our board of directors, the authority to grant pre-approvals of non-audit services provided that any such pre-approval by the chairman shall be reported to the audit committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (1) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by the company as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of the audit committee and, prior to completion of the audit, are approved by the audit committee or by one or more audit committee members who have been delegated authority to grant approvals. All services provided in 2012 were pre-approved.

The audit committee considered whether the provision of these services is compatible with maintaining the independent accountants’ independence and has determined that such services have not adversely affected the independence of KPMG LLP.

In April 2013, the Audit Committee approved Braver PC to be the Company's independent auditors for the fiscal year ending December 31, 2013. Representatives of Braver PC will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

The board of directors unanimously recommends that you vote FOR the ratification of Braver PC as the company's independent registered public accounting firm as set forth in Proposal 2.

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PROPOSAL 3 ─ ADJOURNMENT OF THE ANNUAL MEETING

We may ask our stockholders to vote on a proposal to adjourn the annual meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the meeting to approve either of proposals 1 or 2.

The board of directors unanimously recommends that you vote FOR the adjournment as set forth in Proposal 3.

OTHER MATTERS

As of the mailing date of this proxy statement, the board of directors knows of no other matters to be presented at the meeting.  Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

A stockholder cannot properly bring an item of business before the meeting simply by speaking at the meeting.  Stockholders must follow the requirements in our bylaws in bringing any business before the annual meeting of the stockholders.  If the procedures in our bylaws are not followed, then such matter cannot be considered by the stockholders at such annual meeting of the stockholders.

Our bylaws provide that nominations by stockholders for directors to be elected, or proposals by stockholders to be considered, at an annual meeting of stockholders and which have not been previously approved by the board of directors must be submitted to the secretary of the company with respect to an election to be held, or a proposal considered at the annual meeting of stockholders less than 90 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or, if the first public announcement of the date of such annual meeting is made less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the annual meeting in the year 2014, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to Jeffrey E. Witherell, c/o of Plymouth Opportunity REIT, Inc., Two Liberty Square, 10th Floor, Boston, Massachusetts 02109 by February 15, 2014, assuming the 2014 meeting is held within 30 calendar days of the calendar date of the 2013 meeting.  If the 2014 meeting is not held within 30 days of the 2012 meeting, any proposal must be received a reasonable time before Plymouth Opportunity REIT, Inc. begins to print and send its proxy materials.  All proposals must meet the requirements set forth in our bylaws and the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

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PLYMOUTH REIT

PROXY CARD

2013 Annual Meeting

Monday, June 17, 2013

Plymouth's Headquarters
Two Liberty Square, 10th Floor
Boston, MA 02109

Upon arrival, please be prepared to present a photo ID.

Voting Instructions:

BY MAIL: Please mail in the enclosed self-addressed, stamped return envelope to:

ACS Securities Services Inc.
3988 N. Central Expy.
Dallas, TX 75204-9860

BY FAX: **(214) 887-7198**
(to ACS Securities Services Inc.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

A) Voting

1. Election of Directors

Nominees	
Phillip Cottone	☐ For All
Richard J. DeAgazio	☐ Withhold All
David G. Gaw	☐ For All Except:
Pendleton White	______________________
Jeffrey E. Witherell	______________________

2. Proposal to ratify the selection of Braver PC as Independent Auditor for fiscal year ending 12/31/13.

☐ For ☐ Against ☐ Abstain

B) Authorized Signatures - This section must be completed for your vote to be counted. Please Date and Sign Below.

Please sign exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print below.	Signature 1 — Please keep within the box.	Signature 2 — Please keep within the box.

If voting by mail, you must complete Sections A & B and mail in the provided envelope.